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                       IPALCO ENTERPRISES, INC.                                                           EXHIBIT 11.1

                  Computation of Per Share Earnings

         For the Years Ended December 31, 1996, 1995 and 1994
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
YEAR ENDED DECEMBER 31, 1996:                                                                  Fully
                                                                         Primary              Diluted
Weighted Average Number of Shares                                      -----------          -----------
        Average Common Shares Outstanding at 12/31/96                  56,924,411           56,924,411
        Dilutive (Anti-Dilutive) Effect for Stock Options at 12/31/96      87,881              117,754
                                                                       -----------          -----------
        Weighted Average Shares at 12/31/96                            57,012,292           57,042,165
                                                                       ===========          ===========
Net Income To Be Used To Compute Fully
   Diluted Earnings Per Average Common Share                                (Dollars in thousands)
       Net Income                                                        $114,275             $114,275
                                                                       ===========          ===========
Earnings Per Average Common Share                                           $2.00 (a)            $2.00 (a)
                                                                       ===========          ===========

YEAR ENDED DECEMBER 31, 1995:                                                                  Fully
                                                                         Primary              Diluted
Weighted Average Number of Shares                                      -----------          -----------
        Average Common Shares Outstanding at 12/31/95                  56,744,699           56,744,699
        Dilutive (Anti-Dilutive) Effect for Stock Options at 12/31/96     (12,762)             127,151
                                                                       -----------          -----------
        Weighted Average Shares at 12/31/95                            56,731,937           56,871,850

Net Income To Be Used To Compute Fully
   Diluted Earnings Per Average Common Share                                (Dollars in thousands)
       Net Income                                                         $98,778              $98,778
                                                                       ===========          ===========
Earnings Per Average Common Share                                           $1.74 (a)            $1.74 (a)
                                                                       ===========          ===========

YEAR ENDED DECEMBER 31, 1994:                                                                  Fully
                                                                         Primary              Diluted
Weighted Average Number of Shares                                      -----------          -----------
        Average Common Shares Outstanding at 12/31/94                  56,610,877           56,610,877
        Anti-Dilutive Effect for Stock Options at 12/31/94                (13,206)             (13,206)
                                                                       -----------          -----------
        Weighted Average Shares at 12/31/94                            56,597,671           56,597,671

Net Income To Be Used To Compute Fully
   Diluted Earnings Per Average Common Share                                (Dollars in thousands)
       Net Income                                                         $92,994              $92,994
                                                                       ===========          ===========
Earnings Per Average Common Share                                           $1.64 (a)            $1.64 (a)
                                                                       ===========          ===========


Note:
(a)  This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
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